UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 4, 2024

Date of Report (Date of earliest event reported)

I-ON Digital Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-54995	46-3031328
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

1244 N. Stone Street, Unit 3

Chicago, Illinois 60610

(Address of principal executive offices) (Zip code)

(866) 440-2278

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2024, I-ON Digital Corp (the “Company”), filed two amendments to its Certificate of Incorporation with the Delaware Secretary of State, which became effective upon filing. The provisions of its Certificate of Incorporation changed by the amendments are as follows:

1.	The Company eliminated its series of Series A Convertible Preferred Stock that was established by filing a Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock with the Delaware Secretary of State on December 15, 2015. The Company’s Series A Convertible Preferred Stock that was established by filing a Certificate of Designation of Series A Convertible Preferred Stock with the Delaware Secretary of State on September 30, 2024 remains in full force and effect (the “New Series A Convertible Preferred Stock”).

2.	The Company increased the voting rights of the New Series A Convertible Preferred Stock from 100 votes per share to 10,000 votes per share. This increase has the effect of making the voting rights consistent with the conversion ratio of the New Series A Convertible Preferred Stock which is convertible into common stock at a ratio of 10,000 shares of common stock for each share of New Series A Convertible Preferred Stock.

9.01: Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Convertible Preferred Stock
3.2	Certificate of Amendment to Certificate of Designation of Series A Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2024	By:	/s/ Carlos X. Montoya
Carlos X. Montoya
President

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